Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-222235) and Form S-8 (Nos. 333-40152, 333-40154, 333-54188, 333-55974, 333-56322, 333-87322, 333-91124, 333-104925, 333-106683, 333-108334, 333-111133, 333-114434, 333-124072, 333-133281, 333-148621, 333-151816, 333-163644, 333-180412, 333-187641, 333-194865, 333-204730, 333-213059 and 333-217004) of Marvell Technology Group Ltd. of our report dated March 1, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Cavium, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 13, 2018